QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-120749 of Huntsman Corporation of (a) our report dated November 23, 2004 (except for Note 27, as to which the date is December 17, 2004) on the consolidated financial statements of Huntsman Advanced Materials LLC and subsidiaries at December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to restatement of the statements of equity and of cash flows) and (b) our report dated February 28, 2003 (except for Note 23, as to which the date is November 23, 2004) on Huntsman International Holdings LLC and subsidiaries as of December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding (i) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 and SFAS No. 133 in 2001 and (ii) the restatement of the consolidated statements of cash flows), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 9, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM